Exhibit 16.1

August 16, 2006
Securities and Exchange Commission
Washington, D.C. 20549

Re:	CorVel Corporation File No. 0-19291
Dear Sir or Madam:
We have read Item 4.01 of the Form 8-K of CorVel Corporation dated August 17, 2006, and agree with the statements concerning our Firm contained therein.
Very truly yours,